UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2009

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Third Floor, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	727-324-0046

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

Inuvo, Inc. has previously disclosed that it had sought interpretative guidance from the staff of the Securities and Exchange Commission related to the accounting treatment of lead acquisition costs incurred within the Direct Segment of its business. After considering the information provided by the company and following numerous discussions between the staff and the company, the staff of the Securities and Exchange Commission has advised us that it does not believe that we should change our accounting treatment of the lead acquisition costs to record those costs as an asset because such costs are also used in the generation of a sale or potential sale of a product to a customer.

The staff of the Securities and Exchange Commission advised us that we could either (i) stop the consultation process, (ii) appeal the decision to the Chief Accountant’s Office, or (iii) consider a different accounting treatment such as direct marketing or customer acquisition costs. After consultation with our independent registered public accounting firm, and upon their recommendation, on December 28, 2009 the Audit Committee of our Board of Directors determined to stop the consultation process and close the matter. Accordingly, there will be no change in our accounting treatment of our lead acquisition costs in our financial statements for the year ending December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: December 28, 2009

By:	/s/ GAIL L. BABITT
Gail L. Babitt, Chief Financial Officer

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